EXHIBIT 32.1

                            Certification Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002


         In connection with the Quarterly Report of Orsus Xelent Technologies, Inc. (the "Company") on Form 10-Q for the period ended June 30, 2005 as filed with the Securities Exchange Commission on the date hereof (the Report). I, Wang Xin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                      By: /s/ Wang Xin
                                                         -----------------------
                                                         Wang Xin
                                                         Chief Executive Officer
                                                         August 15, 2005